EXHIBIT 32


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            In connection with the Quarterly Report of Security Devices
International Inc. (the "Company") on Form 10-QSB for the period ending August 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Sheldon Kales, the Principal Executive Officer of the Company, and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


October 9, 2008                 By: /s/ Sheldon Kales
                                    -----------------------------------------
                                    Sheldon Kales, Principal Executive Officer



October 9, 2008                 By  /s/ Rakesh Malhotra
                                    ------------------------------------------
                                    Rakesh Malhotra, Principal Financial Officer